UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 17, 2005

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION
(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

6500 SW 15th Ave, Suite 300, Ft. Lauderdale, FL 33309
(Address of principal executive offices) (Zip Code)

(954) 545-8181
(Registrant’s telephone number, including area code)

1541 N. Dale Mabry Highway, Suite 201
Lutz, FL 33558
(Former name or former address, if changed since last report)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 14, 2005 Information Architects Corporation, a North Carolina corporation (the "Company") completed the asset acquisition agreement with Petrolium Communication Holdings Inc., formerly known as AIT Wireless (OTC: ATWL). The Company shall assign fifty-one and one half percent of the James Thronburg Oil and Gas Lease (see 8-k filed by Company on June 27, 2005) in exchange for 500,000,000 shares of ATWL common stock and 25,000,000 shares of Preferred stock. The Company has agreed to dividend directly to Company shareholders a portion of the ATWL stock received by Company in this transaction. There is no material relationship, other than this acquisition, between the Company and any of its affiliates, or any director or officer of Company, or any associate of such director or officer.

Item 9.01 Exhibits

Exhibit No.    Description

10           Asset Acquisition Agreement

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Date: November 17, 2005	Information Architects Corporation BY: /S/ Roland Breton —————————————— Roland Breton CEO